FOR RELEASE AT 4:15 PM EDT ON THURSDAY, MAY 10, 2007

KODIAK OIL & GAS CORP. REPORTS FIRST QUARTER 2007
FINANCIAL AND OPERATIONAL RESULTS

DENVER – May 10, 2007 (PRNewswire) – Kodiak Oil & Gas Corp. (AMEX: KOG), an oil and gas exploration and production company with assets in the Green River and Williston Basins, today reported financial and operating results for the three months ended March 31, 2007.

First Quarter 2007

The Company reported a net loss for the first quarter 2007 of $14.5 million, or $0.17 per share, as compared to break even results of $0.0 million, or $0.00 per share, for the same period in 2006. Included in first quarter 2007’s operating expense is a non-cash charge of $14 million related to an impairment of the carrying value of oil and gas properties. All per-share amounts are presented on a weighted average basis. Kodiak had 87.6 million shares outstanding at March 31, 2007 as compared to 74.3 million shares outstanding in the year-ago period.

For the first quarter 2007, net income before depreciation, depletion and amortization, stock-based compensation charges, impairment charge and gain on foreign currency exchange, or what the Company refers to as adjusted EBITDA, was $762,000. This compares to $486,000 of adjusted EBITDA for the same period in 2006. Adjusted EBITDA is a non-GAAP measure. A reconciliation of adjusted EBITDA to net income is included in this press release and can also be referenced in the Company’s filing on Form 10-Q for the first quarter of 2007.

Impairment Charge

The non-cash impairment charge is the result of a “full cost pool” write-down that we recognized during the period in accordance with the full cost method of accounting for oil and gas companies. Under this method, all costs related to the exploration and development of oil and gas properties are initially capitalized into a single cost center called the “full cost pool.” This accounting method further requires that capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves plus the cost, or estimated fair value, if lower of unproved properties. Should capitalized costs exceed this ceiling, an impairment is recognized. The present value of estimated future net revenues is computed by applying current prices of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.

As of December 31, 2006, based on oil and gas prices of $50.37 per barrel and $4.53 per thousand cubic feet (Mcf) (including BTU adjustments of $0.45), the full cost pool would have exceeded the above described ceiling by $5,219,276. However, subsequent to year end, oil and gas prices increased and the Company completed a well with additional reserves. As a result,the Company did not record an impairment of its oil and gas prices at December 31, 2006. As of March 31, 2007, the Company’s full cost pool exceeded the ceiling limitation based on oil and gas prices of $55.12 per barrel and $4.16 per Mcf (including British Thermal Unit “BTU” adjustments of $0.38 per Mcf). Consequently, the Company recorded an impairment expense of $14,000,000 during the period ended March 31, 2007.

The impairment was caused primarily by lower prices for natural gas production in the Rocky Mountain region, which the Company believes resulted from pipeline capacity constraints. As of March 31, 2007, the Henry Hub pricing for natural gas was $7.34 per Mcf, resulting in a differential of $3.56 per Mcf. Until additional pipelines are completed (the Rockies Express Pipeline is scheduled for extension in 2008, with anticipated completion in 2009), we expect differentials in the Rocky Mountains to remain higher than in other areas of the United States. The lower prices were not offset by increases in our reported reserves. In the first quarter, the Company was unable to complete the North Trail State #4-36 and the NT Federal #1-33 in the Vermillion Basin, as originally planned.

Oil and gas sales for the first quarter 2007 were $1.6 million versus $909,000 in the same period in 2006. Total revenues were $2.1 million versus $1.0 million in year-ago period.

Total assets were $92 million at March 31, 2007 as compared to $113.8 million at December 31, 2006. The decrease in total assets is due in part to the impairment charge of $14 million incurred during the quarter. The Company had cash and cash equivalents at period-end in the amount of $42.0 million. The Company’s only long term liability as of March 31, 2007 was an asset retirement obligation in the amount of $290,000.

Production

For the first quarter 2007, gas and natural gas liquid production volumes were 45.9 million cubic feet of natural gas (MMcf), as compared to 32 MMcf for the same period in 2006. Oil production volumes were 25,266 barrels for the first quarter 2007, compared to 12,998 barrels during the same period in 2006. On a natural gas equivalent basis, Kodiak produced 197.5 MMcfe for the first quarter, using a conversion rate of 6 Mcf gas to each barrel of oil. This compares to 109.7 MMcfe for the same period in 2006.

The average gas price received for the quarter decreased 11% to $6.52 per Mcf when compared to the $7.29 per Mcf received in 2006. Oil price realizations remained strong quarter-over-quarter. Average prices were off by only 3% to $50.55 per barrel for the quarter when compared to the $51.92 received in the first quarter of 2006. Kodiak’s oil and gas production is currently unhedged.

During the first quarter 2007, Kodiak invested $13.3 million for exploration and development of its leasehold, including drilling three gross wells (2.0 net) with one dry hole in the Williston Basin. The Company completed two wells in the quarter. Expenditures in the first quarter are consistent with the Company’s 2007 capital expenditure budget. The initial CAPEX budget includes the proposed drilling and completion of approximately 20 gross wells (13.38 net wells) for the total 2007 program. In the Greater Green River Basin, the budget allocates $31.5 million for seven gross and net (100% WI) wells targeting the Baxter Shale and Dakota and Frontier sands. A more comprehensive discussion of the 2007 CAPEX can be referenced in Kodiak’s recent corporate presentation or in the January 4, 2007 press release discussing the same.

Subsequent Events

Kodiak also announced today its plans to complete drilling the NT Federal #4-35 as a horizontal well targeting the upper Baxter Shale as the horizontal leg of the well. The well will be drilled to an approximate vertical depth of 11,200 feet where intermediate casing will be run in advance of a proposed 2,700 foot horizontal lateral.

Based upon results from the initial horizontal well, the Company may revise its gross and net well count from the above mentioned 2007 CAPEX program. Regardless of horizontal success, the $60 million initial CAPEX budget remains unchanged for 2007.

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Management Comment

Commenting on today’s results, Lynn Peterson, Kodiak’s President and CEO said: “It is hard to find a positive take-away from a ceiling test write down. Kodiak and other Rockies producers are acutely subject to volatile commodity price fluctuations, and we anticipate the differentials to be significant throughout the remaining months of 2007 or until additional pipeline facilities are completed. The impairment charge also reflects the cost overruns on our initial two wells in the Vermillion Basin. There is usually a learning curve involved with the exploration efforts in a new resource, and we have not been immune to that situation. Given encouraging favorable early results from the only horizontally drilled Baxter Shale well in the play, we have adjusted our drilling program and we intend to drill our NT Federal #4-35 well horizontally. A successful horizontal leg that intersects several vertical fractures should more efficiently drain the reservoir and prove to be a more cost-effective way to develop the play. We look forward to updating investors as to the progress of the well.”

Conference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Friday, May 11, 2007 to discuss first quarter 2007 financial and operating results. You are invited to listen to the call, which will be broadcast live over the Internet at www.kodiakog.com.

Date:	Friday, May 11, 2007

Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT

Call:	(866) 322-9730 (US/Canada) and (706) 679-6054 (International)

Passcode 8562553

Internet:	Live and rebroadcast over the Internet: log on to www.kodiakog.com

Replay:	Available through Wednesday, May 16, 2007 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using passcode 8562553 and for 30 days at www.kodiakog.com

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures entitled “Adjusted EBITDA.” For a reconciliation of this non-GAAP financial measures to its most comparable financial measure under GGAO, as well as for a description as to why management believes that this measure is useful for investors, see the footnotes following the tables at the end of this press release.

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, headquartered in Denver, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com. The common shares of the Company are listed for trading on the American Stock Exchange under the symbol “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to

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differ materially from the forward-looking statements. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," 'projects," "potential" and similar expressions, or that events or conditions "will," "would," "may," "could" or "should" occur. Information inferred from the interpretation of drilling results may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a well is actually developed. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs, and the Company’s expectations regarding production from its Williston property. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, President, Kodiak Oil & Gas Corp., +1-303-592-8075

Mr. David Charles, EnerCom, Inc. +1-303-296-8834

[Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak’s filing on Form 10-Q for the period ended March 31, 2007.

KODIAK OIL & GAS CORP.

CONSOLIDATED BALANCE SHEETS

ASSETS	(UNAUDITED) March 31, 2007	(AUDITED) December 31, 2006

Current assets:
Cash and cash equivalents	$42,032,501	$58,469,263
Accounts receivable
Trade	1,356,796	1,877,185
Accrued Sales	766,843	666,990
Prepaid expenses and other	64,724	103,707

Total Current Assets	44,220,864	61,117,145

Property and equipment (full cost method), at cost:
Proved oil and gas properties	43,302,174	27,167,338
Unproved oil and gas properties	18,204,589	19,607,474
Wells in progress	3,100,130	7,700,415
Less-accumulated depletion, depreciation, amortization and
asset impairment	(17,243,063)	(2,224,962)

Net oil and gas properties	47,363,830	52,250,265

Other property and equipment, net of accumulated depreciation
of $115,868 in 2007 and $102,231 in 2006	193,707	181,752
Restricted Investments	224,452	224,452

Total Assets	$92,002,853	$113,773,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,220,660	$9,879,104
Noncurrent liabilities:
Asset retirement obligation	289,631	249,695

Total Liabilities	2,510,291	10,128,799

Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.01 par value: authorized-100,000,000
Issued: 87,573,426 in 2007 and 87,548,426 shares in 2006	875,734	875,484
Additional paid-in capital	111,687,328	111,384,998
Accumulated deficit	(23,070,500)	(8,615,667)

Total Stockholders' Equity	89,492,562	103,644,815

Total Liabilities and Stockholders’ Equity	$92,002,853	$113,773,614

KODIAK OIL & GAS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2007	2006

Revenues:
Gas production	$299,498	$231,565
Oil production	1,277,319	677,013
Interest	563,710	103,673

Total revenue	2,140,527	1,012,251

Costs and expenses:
Oil and gas production	390,775	112,914
Depletion, depreciation, amortization
and abandonment liability accretion	1,039,246	387,516
Asset impairment	14,000,000	—
General and administrative	1,262,960	464,803
(Gain) / loss on currency exchange	(97,621)	52,533

Total costs and expenses	16,595,360	1,017,766

Net loss	$(14,454,833)	$(5,515)

Basic and diluted weighted-average common shares outstanding	87,549,815	59,611,638

Basic and diluted net loss per common share	$(0.17)	$(0.00)

KODIAK OIL & GAS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(14,454,833)	$(5,515)
Reconciliation of net loss to net cash (used in)/provided by operating activities:
Depletion, depreciation, amortization and
abandonment liability accretion	1,039,246	387,587
Asset impairment	14,000,000	—
Stock based compensation	275,580	51,243

Changes in current assets and liabilities:
Accounts receivable-trade	520,389	(533,725)
Accounts receivable-accrued sales	(99,852)	(203,153)
Prepaid expenses and other	38,983	(31,285)
Accounts payable	(3,990,844)	1,595,549
Accrued expenses	(424,204)	(76,656)

Net cash (used in)/provided by operating activities	(3,095,535)	1,184,045

Cash flows from investing activities:
Oil and gas properties	(13,341,387)	(14,420,938)
Equipment	(26,840)	(11,962)

Net cash (used in) investing activities	(13,368,227)	(14,432,900)

Cash flows from financing activity:
Proceeds from the issuance of shares	27,000	39,474,131
Stock issuance costs	—	(2,895,466)

Net cash provided by financing activities	27,000	36,578,665

Net change in cash and cash equivalents	(16,436,762)	23,329,810

Cash and cash equivalents at beginning of the period	58,469,263	7,285,548

Cash and cash equivalents at end of the period	$42,032,501	$30,615,358

Non-cash Items
Oil and gas property accrual included in:
Accounts payable	$1,362,000	$548,047
Asset retirement obligation	$33,675	$60,060

ADJUSTED EBITDA

	Three Months ending March 31,
Reconciliation of Adjusted EBITDA:	2007	2006

Net Loss	$(14,454,833)	$(5,515)
Add back:
Depreciation, depletion and amortization expense	1,039,246	387,516
Asset impairment	14,000,000	—
(Gain)/Loss on currency exchange	(97,621)	52,533
Stock based compensation expense	275,580	51,243

Adjusted EBITDA	$762,372	$485,777

Use of Non-GAAP Financial Matters

We use EBITDA, as adjusted as described below, and referred to Adjusted EBITDA, as a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) non-cash expenses relating to share based payments under FAS 123Rm (v) pre-tax unrealized gains and losses on foreign currency and (vi) accretion of abandonment liability. We present Adjusted EBITDA because we consider it an important supplemental measure of our performance, in particular because it excludes amounts, such as expenses relating to share-based payments and unrealized gains and losses on foreign currency, that do not relate directly to our operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in assessing acquisition opportunities and overall rates of return. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or another performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted EBITDA amounts shown in the prospectus are comparable to Adjusted EBITDA amounts disclosed by other companies. In evaluating Adjusted EBITDA, you would be aware that it excluded expenses that we will incur in the future on a recurring basis. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation. Some of its limitations are: it does not reflect non-cash costs of our stock incentive plans, which are an ongoing component of our employee compensation program; and although depletion, depreciation and amortization are non-cash charges, the assets being depleted, depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

Reconciliation between Adjusted EBITDA and net income is provided in the tables above for the three month period ended March 31.